Exhibit 99.1

EQUITY CONSORTIUM LED BY NORDIC CAPITAL AND INCLUDING

INSIGHT PARTNERS COMPLETES ACQUISITION OF INOVALON

Partnership to Advance Inovalon’s Mission of Empowering Data-Driven Healthcare

BOWIE, Md. – November 24, 2021 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced the completion of its acquisition by an equity consortium led by Nordic Capital, and joined by Insight Partners, as lead co-investor, 22C Capital, and Inovalon founder and chief executive officer Keith Dunleavy, M.D. and certain Class B stockholders of Inovalon. The acquisition was previously announced on August 19, 2021, and was approved by Inovalon’s stockholders on November 16, 2021. In accordance with the terms of the agreement, Inovalon stockholders will receive $41.00 in cash for each share of Class A Common Stock and Class B Common Stock. As a result of the transaction, Inovalon is now a privately held company and shares of Inovalon Class A Common Stock are no longer listed on the Nasdaq Global Select Market.

“The closing of this transaction is a significant milestone for Inovalon, and we are excited to begin our company’s next chapter with our partners at Nordic Capital, Insight Partners, and 22C Capital,” said Keith Dunleavy, M.D., Inovalon’s founder and chief executive officer. “I am tremendously proud of what Inovalon and our associates have accomplished over more than two decades empowering data-driven improvements across the healthcare ecosystem. We look forward to working together with our new partners to advance Inovalon’s mission, expand our reach, and further expand the value that we bring to our customers and the patients they serve.”

“Nordic Capital is pleased to complete this compelling transaction and look forward to the partnership with Inovalon, whom we have long admired for their industry leadership, cloud-based technologies, and commitment to customers,” said Fredrik Näslund, partner, Nordic Capital Advisors. “Our commitment to accelerating innovation that delivers meaningful value and measurable results for all stakeholders across the healthcare landscape is steadfast. Nordic Capital looks forward to building upon Inovalon’s strong foundation and the significant opportunities ahead.”

“The importance of leveraging data and advanced analytics to drive improved healthcare outcomes and economics continues to grow,” said Deven Parekh, managing director at Insight Partners. “As new partners to Inovalon, we look forward to supporting the leadership team and exceptional associates across the organization as they continue to empower customer success through data-driven healthcare.”

Inovalon Press Release (Close)

November 24. 2021

J.P. Morgan Securities LLC served as financial advisor to Inovalon, and Latham & Watkins LLP served as legal advisor to Inovalon and the Special Committee of the Board of Directors of Inovalon. Evercore served as financial advisor to the Special Committee. Goldman Sachs acted as lead financial advisor to Nordic Capital and Insight Partners. Citigroup also advised Nordic Capital and Insight Partners, and Kirkland & Ellis LLP served as legal advisor to Nordic Capital. Willkie Farr & Gallagher LLP served as legal advisor to Insight Partners.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of customers, including all 25 of the top 25 U.S. health plans, all 25 of the top 25 global pharma companies, 24 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than one million physicians, 591,000 clinical facilities, 342 million Americans, and 64 billion medical events. For more information, visit www.inovalon.com.

About Nordic Capital

Nordic Capital is a leading private equity investor with a resolute commitment to creating stronger, sustainable businesses through operational improvement and transformative growth. Nordic Capital focuses on selected regions and sectors where it has deep experience and a long history. Focus sectors are Healthcare, Technology & Payments, Financial Services, and selectively, Industrial & Business Services. Key regions are Europe and globally for Healthcare and Technology & Payments investments. Since inception in 1989, Nordic Capital has invested more than EUR 19 billion in over 120 investments. The most recent entities are Nordic Capital X with EUR 6.1 billion in committed capital and Nordic Capital Evolution with EUR 1.2 billion in committed capital, principally provided by international institutional investors such as pension funds. Nordic Capital Advisors have local offices in Sweden, the UK, the US, Germany, Denmark, Finland, and Norway. For further information about Nordic Capital, please visit www.nordiccapital.com

“Nordic Capital” refers to any, or all, Nordic Capital branded funds and vehicles and associated entities. The general partners and/or delegated portfolio manager of Nordic Capital’s funds and vehicles are advised by several non-discretionary sub-advisory entities, any or all of which are referred to as “Nordic Capital Advisors”.

Inovalon Press Release (Close)

November 24. 2021

About Insight Partners

Insight Partners is a leading global venture capital and private equity firm investing in high-growth technology and software ScaleUp companies that are driving transformative change in their industries. Founded in 1995, Insight Partners has invested in more than 400 companies worldwide and has raised through a series of funds more than $30 billion in capital commitments. Insight’s mission is to find, fund, and work successfully with visionary executives, providing them with practical, hands-on software expertise to foster long-term success. Across its people and its portfolio, Insight encourages a culture around a belief that ScaleUp companies and growth create opportunity for all. For more information on Insight and all its investments, visit insightpartners.com or follow us on Twitter @insightpartners.

About 22C Capital

22C Capital is a private investment firm committed to delivering capital and critical resources to companies operating at the intersection of technology enablement and data analytics adoption. The firm has a dedicated focus on the business services, healthcare and financial services sectors. 22C partners with world-class management teams to build companies that are leaders in their respective markets. The firm’s operational and technology resources, including its affiliated data science organization, deliver practical, real-world support to help convert businesses’ challenges into opportunities and unlock their full potential.

Contacts:

Justine Giancola

Communications Manager, Inovalon

justine.giancola@inovalon.com

Nordic Capital

Katarina Janerud, Communications Manager, Nordic Capital Advisors

katarina.janerud@nordiccapital.com

Phone: +46 8 440 50 50

US media contact – Brunswick Group

NordicCapital@brunswickgroup.com

Insight Partners

Nikki Parker, Senior Vice President Marketing & Communications

nparker@insightpartners.com

Phone: +1 571 353 4273

Inovalon Press Release (Close)

November 24. 2021

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of Inovalon’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: (i) risks related to diverting management’s attention from Inovalon’s ongoing business operations or the loss of one or more members of the management team; (ii) the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; (iii) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on Inovalon’s business, financial position, results of operations and/or cash flows; (iv) failure to comply with numerous laws, regulations and rules, including regarding employment, anti-bribery, foreign investment, tax, privacy, and data protection laws and regulations; (v) problems or delays in the development, delivery and transition of new products and services or the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; (vi) failure of third parties to deliver on commitments under contracts with Inovalon; (vii) misconduct or other improper activities from Inovalon’s employees or subcontractors; (viii) failure of Inovalon’s internal control over financial reporting to detect fraud or other issues; (ix) failure or disruptions to Inovalon’s systems, due to cyber-attack, service interruptions or other security threats; (x) uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and (xi) other factors as set forth from time to time in Inovalon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Inovalon does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.